UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2016

PRA Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) and (e)

On June 22, 2016, PRA Group, Inc. (the “Company”) announced the appointment of Peter M. Graham as Executive Vice President and Chief Financial Officer of the Company, effective August 10, 2016. A copy of the press release is furnished as Exhibit 99.1 of this Current Report on Form 8-K.

Mr. Graham, age 50, is a 14-year veteran of General Electric Company (“GE”) and has served since 2015 as a finance executive on the GE Capital Corporation (“GE Capital”) exit plan team, focused on GE’s disposition of the majority of GE Capital. From 2002 to 2015, Mr. Graham held various positions with GE Capital including Chief Financial Officer for GE Commercial Distribution Finance from 2014 to 2015 and Chief Financial Officer for GE Capital Markets from 2010 to 2014. He also served as Global Controller for Treasury and Global Funding Operations from 2005 to 2010 and Controller and Manager of Financial Planning and Analysis for GE Asset Management from 2002 to 2005. Prior to joining GE, Mr. Graham was with KPMG LLP for 10 years where as a senior manager he led audit and advisory teams serving clients in the financial services industry in insurance, banking and asset management.

The Company has entered into an employment agreement with Mr. Graham with a term commencing August 10, 2016 and ending December 31, 2017 (the “Employment Agreement”). The Employment Agreement provides that Mr. Graham will:

(1).	be paid an annual base salary of $450,000,

(2).	receive a bonus of $450,000, payable on March 15, 2017,

(3).	be eligible to receive an annual bonus as set forth in the Company’s Annual Bonus Plan, with a target opportunity of $450,000 during the term of the Employment Agreement,

(4).	be eligible to receive equity awards with a target value of $500,000 as provided in the Company’s Omnibus Incentive Plan; and

(5).	be eligible to receive any employee benefits provided by the Company to its employees and to participate in any employee benefit programs offered by the Company to other executives.

In connection with his appointment, Mr. Graham will receive 10,000 restricted shares of the Company’s common stock on August 15, 2016, which shall vest ratably over three years on the anniversary of the grant date. The Company has also agreed to reimburse Mr. Graham for customary relocation expenses.

The Employment Agreement is substantially in the same form as employment agreements publicly filed previously by the Company for its other executives and includes standard provisions concerning termination for cause, upon a change in control and in the event of disability and death. The Employment Agreement also includes customary provisions related to non-solicitation, non-competition and confidentiality.

There is no arrangement or understanding between Mr. Graham and any other person pursuant to which Mr. Graham was selected as an officer of the Company. There are no family relationships between Mr. Graham and any director or executive officer of the Company and, other than as described above, no transactions involving Mr. Graham that would require disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended.

The above description of Mr. Graham’s Employment Agreement is not complete and is qualified entirely by reference to the text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit 10.1	Employment Agreement, dated June 21, 2016, by and between Peter M. Graham and PRA Group, Inc.

Exhibit 99.1    Press release dated June 22, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

June 22, 2016	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: President, Chief Administrative Officer and Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated June 21, 2016, by and between Peter M. Graham and PRA Group, Inc.
99.1	Press release dated June 22, 2016